Exhibit 99.1

October 13, 2020	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Third Quarter 2020
Conference Call and Webcast Scheduled

    TULSA, Okla. - Oct. 13, 2020 - ONE Gas, Inc. (NYSE: OGS) will release its third quarter 2020 earnings after the market closes on Monday, Nov. 2, 2020.

    The ONE Gas executive management team will participate in a conference call the following day, Tuesday, Nov. 3, 2020, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas third quarter 2020 earnings conference call and webcast

When:	Nov. 3, 2020
11 a.m. Eastern, 10 a.m. Central

Where:	1) Phone conference call dial 800-289-0571, pass code 9712962
2) Log on to the webcast at www.onegas.com/investors and select Events and Presentations

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 9712962.

ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma, and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

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